Free Writing Prospectus Filed Pursuant to Rule 433 Registration Statement No. 333-177923 Dated July 1, 2013

JPMorgan July 2013 Offerings

Advisory Offerings

                                               Maturity                                         Algorithm
Name                              Pricing Date            Max Return     CUSIP    Closing Date Strategy Guide           Termsheet Link
                                                 Date                                              Link
--------------------------------- ------------ ---------- ------------- --------- ----------- ------------------------- ----------------------------
12 -month Auto CYN linked to                                                                                            http://www.sec.gov/Archives/
SPX/RTY, 30% protection, [7.00%-    7/26/2013  07/31/2014  [7.0%-9.0%]  48126NGP6   7/26/2013       N/A                 edgar/data/19617/000089109
9.00%] p.a. coupon                                                                                                      213005733/e54352fwp.htm

18-month RTY BREN, 10% buffer,                                                                                          http://www.sec.gov/Archives/
150% participation, [14.0%-18.0%]   7/26/2013  01/30/2015 [14.0%-18.0%] 48126NGW1   7/26/2013       N/A                 edgar/data/19617/000089109
max return                                                                                                              213005781/e54370fwp.htm

18-month EFA BREN, 10% buffer,                                                                                          http://www.sec.gov/Archives/
150% participation, [16%-20%] max   7/26/2013  01/30/2015 [16.0%-20.0%] 48126NGX9   7/26/2013       N/A                 edgar/data/19617/000089109
return                                                                                                                  213005782/e54369fwp.htm

18-month EEM BREN, 10% buffer,                                                                                          http://www.sec.gov/Archives/
175% participation, [17%-21%] max   7/26/2013  01/30/2015 [17.0%-21.0%] 48126NGY7   7/26/2013       N/A                 edgar/data/19617/000089109
return                                                                                                                  213005780/e54371fwp.htm

24-month SPX BREN, 10% buffer,                                                                                          http://www.sec.gov/Archives/
150% participation, [16%-20%] max   7/26/2013  7/31/2015  [16.0%-20.0%] 48126NGZ4   7/26/2013       N/A                 edgar/data/19617/000119312
return                                                                                                                  513277704/d561838dfwp.htm

                                                                                              http://www.sec.gov/Archiv http://www.jpmorgan.com/dire
4yr ETF Efficiente DS CD, 100%                                                                es/edgar/data/19617/0000  ctdoc/ETF_Efficiente_DS_CD
participation                       7/26/2013  07/31/2017   Uncapped    48124JR75   7/26/2013 95010313002227/crt_dp3 _Termsheet_48124JR75.pdf
                                                                                                  7444-fwp.pdf

                                                                                              http://www.sec.gov/Archiv http://www.jpmorgan.com/dire
4.5yr Optimax Market Neutral CD,                                                              es/edgar/data/19617/0000  ctdoc/Optimax CD Termsheet
                                    7/26/2013  01/31/2018   Uncapped    48124JN95   7/25/2013 95010313002546/crt_dp3       48124JN95.pdf
110% participation                                                                                7795-fwp.pdf

                              Brokerage Offerings

                                                 Maturity                                         Algorithm
Name                                Pricing Date            Max Return     CUSIP    Closing Date Strategy Guide           Termsheet Link
                                                   Date                                              Link
----------------------------------- ------------ ---------- ------------- --------- ----------- ------------------------- ----------------------------
12 -month Auto CYN linked to                                                                                              http://www.sec.gov/Archives/
SPX/EWZ, 30% protection, [8.00%-      7/26/2013  07/31/2014 [8.0%-10.0%]  48126NGR2   7/26/2013       N/A                 edgar/data/19617/000089109
10.00%] p.a. coupon                                                                                                       213005731/e54347fwp.htm

12 -month Auto CYN linked to                                                                                              http://www.sec.gov/Archives/
RTY/EFA, 30% protection, [7.00%-      7/26/2013  07/31/2014  [7.0%-9.0%]  48126NGS0   7/26/2013       N/A                 edgar/data/19617/000089109
9.00%] p.a. coupon                                                                                                        213005732/e54351fwp.htm

24-month RTY BREN, 10% buffer,                                                                                            http://www.sec.gov/Archives/
                                                                                                                          edgar/data/19617/000119312
150% participation, [15%-19%] max     7/26/2013  7/31/2015  [15.0%-19.0%] 48126NHA8   7/26/2013       N/A                 513277688/d561870dfwp.htm
return

24-month EFA BREN, 10% buffer,                                                                                            http://www.sec.gov/Archives/
                                                                                                                          edgar/data/19617/000119312
150% participation, [16%-20%] max     7/26/2013  7/31/2015  [16.0%-20.0%] 48126NHB6   7/26/2013       N/A                 513277736/d561891dfwp.htm
return

                                                                                                http://www.sec.gov/Archiv http://www.jpmorgan.com/dire
5.5yr ETF Efficiente DS CD, 105%                                                                es/edgar/data/19617/0000  ctdoc/ETF_Efficiente_DS_CD
participation                         7/26/2013  1/31/2019    Uncapped    48124JR83   7/26/2013 95010313002227/crt_dp3 _Termsheet_48124JR83.pdf
                                                                                                    7444-fwp.pdf
                                                                                                http://www.sec.gov/Archiv http://www.jpmorgan.com/dire
5.5yr Optimax Market-Neutral CD,                                                                es/edgar/data/19617/0000  ctdoc/Optimax CD Termsheet
110% participation                    7/26/2013  1/31/2019    Uncapped    48124JP28   7/25/2013 95010313002546/crt_dp3       48124JP28.pdf
                                                                                                    7795-fwp.pdf                                                                                                          -------------------------

                                                                                                                          http://www.jpmorgan.com/dire
6yr BRIC Currencies CD, 100%                                                                                              ctdoc/BRIC_CD_Termsheet_
participation, 6% Min return          7/26/2013  7/31/2019    Uncapped    48124JR67   7/25/2013       N/A                    48124JR67.pdf

                                                                                                http://www.sec.gov/Archiv http://www.jpmorgan.com/dire
6yr ETF Efficiente DS Annual Income                                                             es/edgar/data/19617/0000  ctdoc/ETF_Efficiente_DS_An
CD                                    7/26/2013  7/31/2019    Uncapped    48124JS58   7/26/2013 95010313002227/crt_dp3 nual_Income_CD_Termsheet
                                                                                                    7444-fwp.pdf              _48124JS58.pdf

                                                                                                                          http://www.jpmorgan.com/dir
6yr Contingent Digital Coupon CD,                                                                                         ectdoc/Digi Coup 10 Stock
6.5% p.a. Coupon Cap, -10% Floor      7/26/2013  7/31/2019    6.5% p.a.   48124JQ43   7/26/2013       N/A                 Term Sheet 48124JQ43.pdf

J.P. Morgan Structured Investments | 800 576 3529 |
JPM_Structured_Investments@jpmorgan.com | www.jpmorgan.com/si

JPMorgan July 2013 Offerings

For entries that relate to SEC registered notes: SEC Legend: JPMorgan Chase and
Co. has filed a registration statement (including a prospectus) with the SEC for any offerings to which these materials relate. Before you invest, you should read the prospectus in that registration statement and the other documents relating to this offering that JPMorgan Chase and Co. has filed with the SEC for more complete information about JPMorgan Chase and Co. and this offering. You may get these documents without cost by visiting EDGAR on the SEC Web site at
www.sec.gov. Alternatively, JPMorgan Chase and Co., any agent or any dealer participating in the this offering will arrange to send you the prospectus and each prospectus supplement as well as any product supplement, underlying supplement and term sheet if you so request by calling toll-free 866-535-9248.

For entries that relate to Certificates of Deposit: The information contained in this document is for discussion purposes only. Any information relating to performance contained in these materials is illustrative and no assurance is given that any indicative returns, performance or results, whether historical or hypothetical, will be achieved. These terms are subject to change, and JPMorgan undertakes no duty to update this information. This document shall be amended, superseded and replaced in its entirety by a subsequent term sheet, disclosure supplement, and the documents referred to therein. In the event any inconsistency between the information presented herein and any such term sheet and/or disclosure supplement, such term sheet and/or disclosure supplement shall govern.

IRS Circular 230 Disclosure: JPMorgan Chase and Co. and its affiliates do not provide tax advice. Accordingly, any discussion of U.S. tax matters contained herein (including any attachments) is not intended or written to be used, and cannot be used, in connection with the promotion, marketing or recommendation by anyone unaffiliated with JPMorgan Chase and Co. of any of the matters address herein or for the purpose of avoiding U.S. tax-related penalties.

Investment suitability must be determined individually for each investor, and the financial instruments described herein may not be suitable for all investors. The products described herein should generally be held to maturity as early unwinds could result in lower than anticipated returns. This information is not intended to provide and should not be relied upon as providing accounting, legal, regulatory or tax advice. Investors should consult with their own advisors as to these matters.

This material is not a product of JPMorgan Research Departments. Structured
Investments may involve a high degree of risk, and may be appropriate investments only for sophisticated investors who are capable of understanding and assuming the risks involved. JPMorgan and its affiliates may have positions
(long or short), effect transactions or make markets in securities or financial instruments mentioned herein (or options with respect thereto), or provide advice or loans to, or participate in the underwriting or restructuring of the obligations of, issuers mentioned herein. JPMorgan is the marketing name for
JPMorgan Chase and Co. and its subsidiaries and affiliates worldwide. J.P.
Morgan Securities LLC is a member of FINRA, NYSE and SIPC. Clients should contact their salespersons at, and execute transactions through, a JPMorgan entity qualified in their home jurisdiction unless governing law permits otherwise.

J.P. Morgan Structured Investments | 800 576 3529 |
JPM_Structured_Investments@jpmorgan.com | www.jpmorgan.com/si